Exhibit 10.4

WMLM

101695/207

Execution

MORTGAGE AND SECURITY AGREEMENT

Dated:  February 3, 2012

 in the amount of

$22,748,000

from
RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC, Mortgagor
a New Jersey limited liability company,
having an office at:
c/o RBH Group, 89 Market Street, 8th Floor,

Newark, New Jersey 07102

to

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

and its assigns as set forth herein, Mortgagee
having an office at:

36 West State Street

Trenton, New Jersey 08625.

LOCATION OF PREMISES:

Street Address	: Halsey Street, Pearl Street, Maiden Lane

City of	: Newark

County of	: Essex

State of	: New Jersey

Block	: 57.05 Lot 3.01;

Block	: 58 Lot 35.01; and

Block	: 95 Lots 1, 2, 3, 4, 8, 10, 16 and 31

After recording, please return to:
Bernard S. Davis, Esq.

WOLFF & SAMSON PC

The Offices at Crystal Lake

One Boland Drive

West Orange, New Jersey 07052

MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), made as of February 3, 2012, given by RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC, a New Jersey limited liability company, having an address at c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102 (“Mortgagor”), in favor of NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic constituting an instrumentality of the State of New Jersey, having an office at 36 West State Street, PO Box 990, Trenton, New Jersey 08625 (the “Authority”).

W I T N E S S E T H :

WHEREAS, the Authority has lent to the Mortgagor the aggregate sum of TWENTY-TWO MILLION SEVEN HUNDRED FORTY EIGHT THOUSAND DOLLARS ($22,748,000) (the “Mortgage Amount”) in accordance with its Note dated December 29, 2011 (the “Note”); and

WHEREAS, the Loan evidenced by the Note was made available by the Authority to the Mortgagor pursuant to the terms and provisions set forth in that certain Bond Agreement dated as of December 1, 2011 (the “Bond Agreement”) executed by and among the Mortgagor, the Authority and TD Bank, N.A., as purchaser (the “Purchaser”), under which the Authority has agreed to provide the Mortgagor with funds to undertake financing the acquisition of land and construction of buildings located in the City of Newark, County of Essex and State of New Jersey;

WHEREAS, the Purchaser has agreed to purchase the Authority’s Bond (as defined in the Bond Agreement) in order to provide the Authority with the funds necessary to make the loan to the Mortgagor; and

WHEREAS, Mortgagor is the owner of, those certain parcels of real property in the City of Newark, in the County of Essex, State of New Jersey, as more particularly described in Schedule A attached hereto and made a part hereof;

WHEREAS, to secure the payment of the indebtedness under the Note in the Mortgage Amount, together with interest thereon at the interest rate or rates set forth in the Note, and together with any other sums that may become due and payable hereunder or under the Note or the other Loan Documents (as hereafter defined), and to secure the performance by Mortgagor of its obligations hereunder, under the Note and the other Loan Documents, Mortgagor has agreed to execute and deliver to Mortgagee (as hereafter defined) this Mortgage.

Certain Definitions

As used in this Mortgage, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and to the plural forms of such terms.

“Advance” shall mean the advance of the loan proceeds from Mortgagee to Mortgagor.

“Agreements” shall mean all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications, warranties, guarantees, and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted at the Premises or any part thereof, or relating to any of the Chattels, and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of an Event of Default hereunder, to receive and collect any sums payable to Mortgagor thereunder.

“Assignment of Leases and Rents” shall mean that certain Assignment of Leases and Rents dated as of the date hereof by Mortgagor in favor of Mortgagee, as the same may be amended, restated, supplemented or otherwise modified.

“Block 95 Parcels” shall mean the portion of the Mortgaged Property comprising Block 95, Lots 1, 2, 3, 4, Lot 8, 10, 16 and 31, and, all on the current official tax maps of the City of Newark, County of Essex, New Jersey, as more particularly depicted on the diagram attached hereto as Exhibit A.

“Bond Agreement” shall mean that certain Bond Agreement dated as of December 1, 2011 by and among the Mortgagor, the Purchaser and the Authority as the same may be amended, restated, supplemented or otherwise modified.

“Cash Management Agreement” shall mean that certain Cash Management Agreement dated as of the date hereof by and among the Mortgagor and Leasehold Owner, as Debtor Parties, and Mortgagee, Casino Reinvestment Development Authority, Brick City Development Corporation, GS Halsey NMTC Investment Fund LLC, NJCC CDE Essex LLC and Gateway SUB-CDE I LLC, as Financing Parties and TD Bank, N.A. as initial Agent, as the same may be amended restated, supplemented or otherwise modified.

“Chattels” shall mean the Equipment, the Fixtures and the Personal Property.

“Claim” shall mean any action, claim, counterclaim, cross-claim, cause of action, suit, liability, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including, without limitation, all fees, costs and expenses incurred in connection therewith of attorneys, consultants, contractors and experts.

“Code” shall mean the Uniform Commercial Code in effect in the State of New Jersey, as amended from time to time.

“Default Rate” shall mean the Initial Rate or the Reset Rate (as each term is defined in the Note), as applicable, plus four (4%) percent per annum, but in no event to exceed the maximum rate allowed by law.

“Easements” shall mean all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights, mineral rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and/or the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interest, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and/or the Improvements and every part and parcel thereof, with the appurtenances thereto.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the Code, now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishing, and electronic data-processing and other office equipment now owned or hereafter acquired by the Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.  Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases at the Premises, except to the extent that the Mortgagor shall have any rights or interest therein.

“Events of Default” shall mean the events and circumstances described as such in Section 2.01 hereof.

“Expenses” shall mean all out-of-pocket fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including, without limitation, reasonable attorneys’ fees and expenses, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, all or any part of the Mortgaged Property.

“Family Members” shall mean the spouses, parents, children and grandchildren of the partners, members or other equity interest holders in Borrower and any trust established for estate planning purposes for the benefit of such partners, members or other equity interest holders in Borrower or any of the foregoing specified family members.

“Fixtures” shall mean all Equipment now owned, or the ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and/or Improvements that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation at the Premises, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Premises, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the Mortgagor’s interest therein) and all other utilities whether or not situated in Easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.  Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases at the Premises, except to the extent that Mortgagor shall have any right or interest therein.

“Ground Lease” shall mean that certain ground lease, dated as of the date hereof between Mortgagor, as Lessor, and Teachers Village School QALICB Urban Renewal, LLC, as Lessee, together with any and all modifications, extensions, and renewals thereof.

“Improvements” shall mean all structures, buildings, additions, extensions, modifications, and all other improvements of any kind whatsoever, and replacements of any of the foregoing, now or hereafter located at or upon the Land.

“Indebtedness” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Intangibles” shall mean all “general intangibles” (as such quoted term is defined in the Code) in any way relating to the Premises, or any part thereof, and that Mortgagor owns, including, without limitation, all intellectual property, goodwill and books and records relating to the business operated or to be operated on the Premises or any part thereof, together with all unearned premiums, accrued, accruing or to accrue under all insurance policies now or hereafter obtained by Mortgagor insuring the Mortgaged Property and all rights and interest of Mortgagor thereunder.

“Intercreditor Agreement” shall mean that certain Intercreditor, Escrow and Disbursement Agreement, of even date herewith, by and among Mortgagor, Mortgagee, the Casino Reinvestment Development Authority, Brick City Development Corporation, GS Halsey NMTC Investment Fund LLC, NJCC CDE Essex, LLC, Gateway Sub-CDE I, LLC and Leasehold Owner, together with any and all modifications, extensions, and renewals thereto.

“Land” shall mean the real property located in City of Newark as more particularly described in Schedule A attached hereto and by this reference made a part hereof, including, without limitation, all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining thereto, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets, alleys and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired.

“Leasehold Owner” shall mean Teacher’s Village School QALICB Urban Renewal, LLC.

“Lease(s)” shall mean the Ground Lease and any leases permitted under the Ground Lease.

“Loan” shall mean the loan from Mortgagee to Mortgagor evidenced by the Note, which is being secured by, among other things, this Mortgage.

“Loan Documents” shall mean the Bond Agreement, this Mortgage, the Note, Assignment of Leases and Rents, the Security Agreement, all Uniform Commercial Code financing statements in respect of the Mortgaged Property and all other security agreements, assignments, documents, agreements, instruments, certificates, title policies and the like securing and/or evidencing the Mortgage Amount and other Indebtedness and/or executed and/or delivered by or on behalf of the Mortgagor in connection with the closing of the Loan or at any time thereafter.

“Mortgaged Property” shall have the meaning accorded such term in the Granting Clause of this Mortgage.

“Mortgagee” shall mean the New Jersey Economic Development Authority or any subsequent holder of this Mortgage, which Mortgage is simultaneously herewith being assigned to TD Bank, N.A.; accordingly, as of the date hereof, the term “Mortgagee” means and refers to both (i) TD Bank, N.A. and (ii) to the extent of the Reserved Rights, the New Jersey Economic Development Authority

“Permitted Encumbrances” shall have the meaning accorded such term on Schedule B attached hereto.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any governmental authority or any other entity.

“Personal Property” subject to any tenant’s rights therein as set forth pursuant to each tenant’s respective Lease, shall mean all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, contract rights, accounts, including, without limitation, all bank accounts maintained by or on behalf of Mortgagor, the Impound Account (as hereafter defined), if any, and any other accounts established pursuant to any of the Loan Documents, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Code), other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Premises, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof, and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to the lien of any security interest, as defined in the Code, superior to the lien of this Mortgage, and all proceeds and products of the foregoing.

“Power of Sale” shall mean the right, power and authority of Mortgagee to sell or cause the sale of the Mortgaged Property and/or a part or parts thereof, at public sale or auction, after any Event of Default and in accordance with and pursuant to any statute or law of the state or jurisdiction in which the Premises are located permitting the sale of property subject to a mortgage or security agreement in a non-judicial foreclosure sale, as any such statute or law may be in effect on the date hereof, or may be hereinafter enacted and/or modified or amended, or any successor statute or statutes, and/or under and pursuant to any other laws or regulations now in effect and/or hereafter enacted, which provides for and/or enables the property encumbered by a mortgage to be sold by a mortgagee and/or their respective agents and/or representatives in a public and/or private non-judicial sale.

“Premises” shall mean, collectively, the Land and the Improvements.

“Project” shall have the meaning accorded such term in the Bond Agreement.

“Releases” shall mean the Block 57.05 and 58 Release together with the Block 95 Release defined in Article V.

“Security Agreement” shall mean that certain security agreement by and between Mortgagor and Purchaser entered into as of the date hereof, as the same may be amended, restated, modified, or supplemented.

“Teacher’s Village Project” shall mean the multiphase, mixed use project consisting of the Premises and other nearby property located in the City of Newark which is not owned by the Mortgagor and includes the following components: workforce housing A1 (residential housing and retail component), workforce housing A2 (residential housing and retail space), workforce housing B (residential housing and retail space), charter schools/retail (to be built on the Premises for charter school, day care center, and retail space) and related parking on Block 95 Parcels, block 93, lot 24, and block 94, lots 21, 23, and 27).

“Upper Tier Entity” shall mean, individually and collectively as the context requires, (a) TRB Newark Assemblage, LLC, (b) TRB Newark TRS, LLC, (c) RBH Partners, LLC and RBH Capital, LLC.

All terms of this Mortgage not defined above shall have the respective meanings accorded such terms in this Mortgage and the Bond Agreement.

Granting Clause

NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure payment of the principal of the Note and the interest and any and all other sums payable on the Note, under this Mortgage or the other Loan Documents, as well as, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by the Mortgagor to the Mortgagee or any affiliate of Mortgagee any time, of each and every kind, nature and description, whether arising under this Mortgage or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Mortgagor to the Mortgagee or any affiliate thereof; or are due indirectly by the Mortgagor to the Mortgagee or any affiliate thereof as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Mortgagee or any affiliate thereof, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents (all of such obligations are hereinafter referred to, collectively, as the “Indebtedness”), and the performance and observance of all the other provisions hereof, of the Note and the other Loan Documents, hereby gives, grants, mortgages, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee all its estate, right, title and interest in, to and under any and all of the following described property (collectively, the “Mortgaged Property”), whether now owned or held or hereafter acquired:

(A)                                           the Land;

(B)                                           the Improvements;

(C)                                           the Easements;

(D)                                           the Chattels;

(E)                                            the Intangibles;

(F)                                             the Agreements;

(G)                                           all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Premises;

(H)                                          all proceeds in respect of the Mortgaged Property under any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(I)                                               all refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Premises as a result of tax appeal or any applications or proceedings for reduction or otherwise;

(J)                                               all leases and other agreements affecting the use, enjoyment or occupancy of the Premises or any part thereof heretofore or hereafter entered into and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, income, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases;

(K)                                          the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property; and

(L)                                            all proceeds of any of the foregoing converted into cash, property, claims or otherwise.

TO HAVE AND TO HOLD unto Mortgagee and its successors and assigns, forever to its and their own proper use and behoof; and Mortgagor also does for itself, its successors and assigns, covenant with the Mortgagee, and their successors and assigns, that at and until the ensealing of these presents, it is well seized of the Premises in fee simple, and has good right to mortgage, bargain and sell the same and that the same are free from all encumbrances whatsoever except for those permitted encumbrances and other matters set forth on Schedule B attached hereto (collectively, the “Permitted Encumbrances”).

ARTICLE I

Particular Covenants of Mortgagor

Mortgagor represents, warrants, covenants and agrees as follows:

SECTION 1.01              Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance, other than the Permitted Encumbrances; that it will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property, subject only to the Permitted Encumbrances; that the execution and delivery of this Mortgage, the Note and the other Loan Documents has been duly authorized by Mortgagor and that there is no provision in any document relating to Mortgagor that evidences or establishes the existence of Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its organization; that it has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its obligations under this Mortgage, the Note and the other Loan Documents will not result in Mortgagor being in default under any provisions of any document that evidences or establishes the existence of Mortgagor or of any mortgage, credit or other agreement to which Mortgagor is a party or by which it is bound or that affects Mortgagor or the Premises, or any part thereof; that it will preserve such title, and will forever warrant and defend the same unto Mortgagee and its successors and assigns, and will forever warrant and defend the validity and priority of such lien hereof against the claims of all persons and parties whomsoever, subject only to the Permitted Encumbrances.

SECTION 1.02              (A)                               Mortgagor will, at the sole cost and expense of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, mortgaging, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed, mortgaged or assigned or intended now or hereafter so to be, or that Mortgagor may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, or for more effectively carrying out the intention or facilitating the performance of the terms of this Mortgage, or for recording this Mortgage and, on demand, will execute and deliver and hereby authorizes Mortgagee to execute and record in the name of Mortgagor to the extent it may be lawful to do so, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof.  Mortgagor will also, at Mortgagee’s request, sign any affidavits or other documents or instruments which may be necessary to maintain the priority of the lien of this Mortgage with respect to the Mortgaged Property or any part thereof, or to release or enforce such lien, including but not limited to any amendments, corrections, deletions or additions to this Mortgage.

(B)                                           Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage shall also constitute a “security agreement,” as such term is defined in the Code with respect to the Chattels, Intangibles and other Mortgaged Property.  Mortgagor further expressly agrees, intending that Mortgagee rely thereon, that this Mortgage, to the extent permitted by law, shall also constitute a “financing statement,” as such term is defined in the Code with respect to the Fixtures.  By its execution of this Mortgage, Mortgagor hereby authorizes Mortgagee to file and/or record this Mortgage as a security instrument and fixture filing with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file one or more financing statements, amendments, fixture filings, renewals or continuation statements with respect to the Mortgaged Property or any part thereof, and authorizes Mortgagee to file any other document or instrument as may from time to time be permitted under the Code or which Mortgagee may otherwise deem desirable in connection with the Mortgaged Property or any part thereof.  If requested by Mortgagee, Mortgagor agrees to sign all such financing statements, amendments, renewal or continuation statements and other instruments and documents or, at Mortgagee’s option, Mortgagee is hereby authorized by Mortgagor to sign all such financing statements, amendments, renewals continuation statements, documents and instruments in Mortgagor’s name as Mortgagor’s attorney-in-fact.

SECTION 1.03              (A)                               Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, and any other security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(B)                                           Subject to the rights of Mortgagor to in good faith contest such claims and demands, Mortgagor will pay all filing, registration or recording fees, taxes and other charges, and all costs and expenses incident to the execution, acknowledgment, delivery and recording and/or filing of this Mortgage, the other Loan Documents, any mortgage supplemental hereto, any security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles, any other Loan Document or any instrument of further assurance.

(C)                                           Upon Mortgagor’s full satisfaction of the Indebtedness and all of Mortgagor’s other obligations under the Note, this Mortgage and the other Loan Documents, and termination of all obligations, if any, of Mortgagee to make future advances under the Note, at Mortgagor’s request and at Mortgagor’s sole cost and expense (including, without limitation, the payment of all reasonable legal fees and disbursements), Mortgagee shall execute and deliver to Mortgagor a release of the lien of this Mortgage and termination statements as to any Uniform Commercial Code financing statements filed by Mortgagee in respect of the Mortgaged Property.  Mortgagor shall be responsible for the recordation and filing of such release and termination statements, and the cost thereof.

SECTION 1.04              Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note at the time and place and in the manner specified in the Note, and all such principal and interest due in respect of the Note is hereby deemed an obligation due under this Mortgage.

SECTION 1.05              Mortgagor will, so long as it is the owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or entity under the laws of the state of its organization and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Mortgaged Property or any part thereof.

SECTION 1.06              All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

SECTION 1.07              (A)                               Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Property, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof (collectively, the “Impositions”).  Mortgagor will, upon the reasonable request of Mortgagee, deliver to Mortgagee receipts evidencing the payment of all such Impositions, or any part thereof, or the revenues, rents, issues, income or profits thereof.

(B)                                           Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the sole cost and expense of Mortgagor, without expense to Mortgagee.

(C)                                           Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own cost and expense contest the same or the validity thereof by appropriate legal proceedings that shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide security reasonably satisfactory to Mortgagee, assuring the discharge of Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Premises or any other part of the Mortgaged Property, or any part thereof, because of non payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08              Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of Mortgagee’s ownership of and interest in the Note, this Mortgage or the other Loan Documents and/or resulting from the exercise by Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes.  The obligations assumed by Mortgagor pursuant to this Section 1.08 shall survive the exercise by Mortgagee of any of its rights and/or remedies under this Mortgage.

SECTION 1.09              Insurance.

(A)                                           Mortgagor shall keep the Mortgaged Property and machinery, furniture, fixtures and equipment continuously insured, to the extent of their full insurable replacement value and in such amounts in order to prevent the application of co-insurance and, in no event, less than the amount of the Note and other obligations outstanding, against loss or damage by fire, with extended coverage, and coverage against loss or damage by vandalism, malicious mischief and, if available and required against flood and against other hazards as Purchaser may require, from time to time.  Mortgagor shall also maintain or cause to be maintained commercial general liability insurance and workers compensation insurance, in such total amounts as Authority and the Purchaser may require, from time to time naming the Authority and the Purchaser as an additional insured (except for workers compensation insurance).  All property insurance shall name the Purchaser as mortgagee and lender loss payee.  At all times during the term of this Mortgage, such coverage as noted herein shall include the following:

(i)                                     commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (such coverage to include provisions waiving subrogation against the Authority and the Purchaser), including coverage for: (i) commercial general liability insurance; (iii) umbrella liability insurance. Liability insurance shall be in the so-called “occurrence” form and shall provide coverage in amounts not less than $25,000,000 per occurrence and $25,000,000 in the annual aggregate.  All Liability Insurance shall name each of the Authority and the Purchaser as an “Additional Insured”, including both on-going and completed operations, by endorsements satisfactory to Authority and the Purchaser;

(ii)                                  property insurance, covering the Mortgaged Property, including 100% of the insurable replacement cost value of all tenant improvements and betterments that any Agreement requires Mortgagor to insure, against all risks of loss to the Improvements customarily covered by so-called “Cause of Loss — Special Form” policies as available in the insurance market as of the closing date.  Such policy shall cover at least the following perils: building collapse, fire, flood, back-up of sewers and drains, water damage, tsunami, windstorm, earthquake, earth movement, landslide, mudslide, subsidence, acts of terrorism, impact of vehicles and aircraft, lightning, machinery breakdown, malicious mischief, and vandalism.  The policy shall cover (i) 100% of the insurable replacement cost value of the Mortgaged Property; (ii) 100% of the insurable replacement cost value of all tenant improvements and betterments that any agreement requires Mortgagor to insure; (iii) loss of the undamaged portion of the Mortgaged Property and additional expense of demolition and increased cost of construction, including, without limitation, increased costs that arise from any changes in laws or other legal requirements with respect to such restoration, in an amount as is acceptable to Purchaser. Coverage to include replacement cost valuation, no margin clause and a waiver of coinsurance or agreed amount endorsement, and include such clauses as may be necessary to ensure that the Purchaser will not be deemed to be a co-insured thereunder.  The policy shall have no deductible more than $25,000, except as agreed to by Purchaser, and shall be written with an unexpired term of at least one year, issued by an insurer acceptable to the Purchaser.  The policy shall also cover business interruption and/or rent loss, on an actual loss sustained basis, in an amount at least equal to 18 months of the Mortgagor’s actual or projects gross revenue, and shall be endorsed to include an extended period of indemnity of at least 180 days. The policy shall name the Purchaser on a standard mortgagee endorsement for real property and lender loss payee endorsement for loss of income coverage on forms acceptable to Purchaser.  With respect to property insurance sub limits and/or annual or policy-term aggregate limits applicable to any insured peril, including but not limited to earthquake, flood, named storm and any other peril that may be subject to such sub limit and/or aggregate limit, Mortgagor agrees that if the limit of insurance applicable to any insured peril is subject to an annual aggregate or a policy-term aggregate, Mortgagor will notify Purchaser if and when applicable policy aggregate limits are eroded due to incurred losses by 50% or more of applicable limits during the term of the loan, and further, that Mortgagor,as commercially reasonable, (as agreed to between the Mortgagor and Purchaser), will immediately cause the aggregate limits to be restored to 100% of the pre-loss aggregate limit;

(iii)                               during any period of construction Mortgagor shall provide or ensure that the following coverage is maintained:

(a)                                 “Special Perils” builders’ all risk insurance written in “100% builders risk completed value, non-reporting form”, including coverage therein for “completion and/or premises occupancy”, such insurance to be in the amounts and terms specified in subparagraph (ii) above, plus, (1) coverage for all materials which will become a part of the new building, whether at the construction site, stored elsewhere, or in transit; (2) soft costs coverage including 100% of the loan interest, and coverage for recurring expenses including but not limited to plans, specifications, blueprints and models, real estate taxes, real estate commissions, advertising, architectural and engineering supervisory costs, legal and accounting costs, and delayed completion business income/rental interruption (if any) on an actual loss sustained basis; (3) provide for permission for partial occupancy.

(b)                                 Mortgagor shall ensure that the general contractor for this project maintains (i) commercial general liability coverage, including products and completed operations coverage, containing no EIFS (Exterior Insulation Finish System) exclusion with respect to this project if the project will use EFIS, that shall be continuously renewed for the statutory period during which claims can be made following completion of the project, (ii) automobile liability insurance (including owned, hired and non-owned liability) and (iii) umbrella/excess liability insurance with no less than $25,000,000 in limits per occurrence and in the annual aggregate per project or $50,000,000 if aggregates are shared among multiple projects, and in addition all trade contractors shall provide similar liability insurance coverage with umbrella liability limits that are commensurate with the risks presented by their operations at the site as determined by the general contractor, provided that any crane subcontractor shall provide limits of at least $10,000,000 or such other amount as is acceptable to Purchaser.  All parties engaged in work on the Improvements or on any restoration shall maintain any workers’ compensation and employer’s liability insurance required by law in force for all workers on the job. A certificate of insurance shall be issued to Purchaser, naming Purchaser as Additional Insured (except with respect to workers’ compensation and employer’s liability), and evidencing all insurance required in this subsection.  Purchaser shall be named as Additional Insured with respect to general contractor’s ongoing operations and completed operations by endorsements satisfactory to Purchaser.  Such insurance shall be primary and any other insurance maintained by the additional insured shall be excess only and not contributing with this insurance.

(c)                                  Contractor’s Pollution Legal Liability Insurance for the entire term of the construction project, in a minimum amount of $5,000,000, and including coverage for mold. Such policy shall name Purchaser as Additional Insured on a form acceptable to Purchaser.

(d)                                 Architects and Engineers Professional Liability Insurance.  Mortgagor shall cause the Architect and Engineers to obtain and maintain Architect’s and Engineer’s Professional Liability Insurance during the period commencing on the date of the Architect’s agreement or the date of contract with the engineers, respectively, and continuously renewing for a period no less than the statute of limitations in the state where the project is located during which claims can be made after substantial completion.  Such insurance shall be in an amount equal to at least $3,000,000 per claim and in the annual aggregate, or such other amount acceptable to Purchaser.  Any subcontractor to the Architect shall maintain such insurance in an amount not less than $1,000,000 per claim and in the annual aggregate or such other amount acceptable to Purchaser.

(iv)                              Mortgagor shall maintain environmental insurance covering unknown environmental hazards in an amount not less than $10,000,000 per discovery and in the aggregate.  Such coverage shall identify Purchaser as an “Additional Named Insured” through an endorsement satisfactory to Purchaser.  The carrier shall agree that the policy rights for the project shall be automatically assigned to Purchaser, with no further action required by any person, if control of the Mortgaged Property passes to Purchaser or to any of their respective designees as the direct or indirect result of an event of default or as the direct or indirect result of the enforcement of any rights or remedies of Purchaser hereunder or under any of the Loan Documents (including, without limitation, the transfer of the property and/or Improvements or any interest therein to Purchaser or its designee through foreclosure, by deed-in-lieu of foreclosure or otherwise);

(v)                                 Workers Compensation Insurance, if required by the appropriate local authority; and

(vi)                              such other insurance as any owner or operator of facilities similar to the Mortgagor’s would, in the prudent management of its properties in such amounts and against such insurable hazards as the Purchaser from time to time may reasonably request, including changes to the coverage already outlined elsewhere in this agreement.

(B)                                           All policies shall be in form satisfactory to Purchaser, shall be issued by companies reasonably satisfactory to Purchaser, shall be maintained in full force and effect, shall be delivered to the Purchaser and the Authority, as applicable, Certificates of insurance, addressed to the Purchaser and the Authority, as applicable, together with copies of relevant endorsements and other documentation as required by the Purchaser and the Authority, evidencing such hazard insurance and liability insurance shall be delivered to the Purchaser and the Authority, as applicable, concurrently with the closing of this transaction, Mortgagor shall provide copies of all policies required herein no later than 60 days after the closing of this transaction.  Such policies:

(i)                                     shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing, which shall be companies which have an A.M. Best Stability Rating of A- or better and a financial rating of IX or better, notwithstanding the above, any insurer having a rating of A- must have an Outlook of stable to positive according to AM Best;

(ii)                                  may provide coverage under blanket insurance policies, provided that (a) any policy of blanket insurance hereunder shall comply in all respects with the other provisions of this Section 1.07; and (b) the protection afforded Mortgagor under any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to the Project;

(iii)                               shall be in such form and have such provisions as are generally considered standard provisions for the type of insurance involved, and reasonably acceptable to the Purchaser and the Authority;

(iv)                              shall prohibit cancellation or material modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Purchaser and the Authority; and

(v)                                 prior to expiration of any such policy, the Mortgagor shall furnish the Purchaser and the Authority with evidence satisfactory to the Purchaser and the Authority that the policy or certificates has been renewed or replaced in compliance with this Mortgage.

(C)                                           Each of the policies or certificates evidencing the insurance required above to be obtained shall:

(i)                                     provide that all insurance proceeds with respect to loss or damage to Mortgaged Property be endorsed and made payable to the Purchaser and shall name the Purchaser and the Authority, as applicable, as mortgagee and lender loss payee with respect to business personal property coverage, additional insured as to all liability coverage and mortgagee under a standard mortgagee clause with respect to building and plant coverage;

(ii)                                  provide that in respect of the interests of the Purchaser and the Authority in such policies, the insurance shall not be invalidated by any action or inaction of the Mortgagor or any other Person and shall insure the Purchaser and the Authority regardless of, and any losses shall be payable notwithstanding, any such action or inaction;

(iii)                               provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Purchaser and the Authority to the extent that such other insurance provides the Purchaser and the Authority, as the case may be, with contingent and/or excess liability insurance with respect to its respective interest as such;

(iv)                              provide that if the insurers cancel such insurance for any reason whatsoever, including the insured’s failure to pay any accrued premium, or the same is allowed to lapse or expire, or there shall be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Purchaser and the Authority until at least thirty (30) days after receipt by the Purchaser and the Authority, respectively, of written notice by such insurers of such cancellation, lapse, expiration or change;

(v)                                 provide a waiver of any right of subrogation of the insurers thereunder against any Person insured under such policy, and a waiver of any right of the insurers to any set off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy; and

(vi)                              provide such other terms and provisions as any owner or operator of facilities similar to the Mortgagor’s would, in the prudent management of its properties, require to be provided in policies, binders or interim insurance contracts with respect to facilities similar to the Project or the collateral owned or operated by it.

At least thirty (30) days prior to the expiration of any such policy, the Mortgagor shall furnish the Purchaser and the Authority with evidence that such policy has been renewed or replaced, in formats acceptable to the Purchaser and the Authority.  Mortgagor shall provide copies of all renewal or replacement policies within 60 days of the renewal date.

(D)                                           If the insurance, or any part thereof, shall expire, or be cancelled, or become void or voidable by reason of breach of any condition thereof, or if Purchaser and the Authority reasonably determines that such coverage is unsatisfactory by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatsoever the insurance shall be unsatisfactory to Purchaser and the Authority, after providing twenty (20) days’ notice to cure, Mortgagor shall cause new insurance coverages to be placed on the Mortgaged Property, reasonably satisfactory to Purchaser and the Authority.  If Mortgagor should fail to maintain insurance policies as required hereunder, or allow such policies to lapse, Mortgagee, after providing 10 day’s notice to Mortgagor to cure, shall cause new insurance coverage to be placed on the Mortgaged Property, reasonably satisfactory to Purchaser and the Authority, as applicable. All renewal policies or certificates of insurance, with premiums paid, shall be delivered to Purchaser and the Authority, as applicable, at least thirty (30) days before expiration of the old policies.

(E)                                            In the event of loss greater than $250,000, Mortgagor will give immediate notice thereof to Purchaser, and Purchaser may make proof of loss if not made promptly by Mortgagor; provided, however, that any adjustment of a proof of loss shall require the prior written consent of Purchaser. Each insurance company issuing fire, casualty and/or hazard insurance policies relating to the Mortgaged Property is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to TD Bank, N.A. (or its successors and assigns) for application in accordance with the terms of the Bond Agreement, and Mortgagor appoints TD Bank, N.A. (or its successors and assigns), irrevocably, as Mortgagor’s attorney in fact to apply for and endorse any draft therefor. Any and all proceeds of hazard and other policies of insurance which are payable to Mortgagor are hereby assigned to Purchaser as additional security for payment of the indebtedness hereby secured and Mortgagor hereby agrees that upon and during the continuance of an Event of Default any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to TD Bank, N.A. (or its successors and assigns) as assignee thereof.

To the extent any such policy is not written under a blanket policy of insurance, if Purchaser becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of Mortgagor thereunder, shall become the absolute property of Purchaser and Mortgagor agrees that all polices of insurance required hereunder and all renewal thereof are hereby assigned to Lender to the extent permitted by their terms, and Mortgagor agrees to provide the consent of any issuer of any such policy to the assignment to Purchaser promptly upon the request of Purchaser.

SECTION 1.10              If Mortgagor shall fail to perform any of the covenants contained in Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12, 1.16 or 1.21 hereof, Purchaser may make advances to perform the same on its behalf upon ten (10) days’ prior written notice to Mortgagor, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Default Rate.  The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Sections 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12, 1.16  or 1.21 from constituting an Event of Default.

SECTION 1.11              (A)                               Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles (“GAAP”) and will permit Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Premises and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of Mortgagor upon reasonable notice to Mortgagor, at such reasonable times as may be requested by Mortgagee.

(B)                                           Mortgagor, within five (5) business days upon request in person, or within seven (7) business days upon request by mail, will furnish a written statement duly acknowledged of the amount due whether for principal or interest on the Note and whether any offsets, counterclaims or defenses exist against Mortgagee, or the Indebtedness, or any part thereof.

SECTION 1.12              Mortgagor will not commit any physical waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, except with respect to the Block 95 Release set forth in Article V, that will in any way decrease the value of the Mortgaged Property or increase the risk of fire or other hazard or casualty arising out of construction or operation.  Mortgagor will, or will cause, at all times, the Improvements to be maintained in good operating order and condition and will promptly and on a timely basis make or will cause to be made, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are necessary or desirable to such end.  The Improvements shall not be demolished or substantially altered, except for the Releases, nor shall any Chattels be removed without the prior written consent of Mortgagee, except where appropriate replacements free of superior title, liens and claims are immediately made having value at least equal to the value of the removed Chattels.

SECTION 1.13              Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, will notify Mortgagee of the pendency of such proceedings.  Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation.  In accordance with the Intercreditor Agreement, in the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee.  Mortgagee shall be under no obligation to question or challenge the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid.  In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee.  The proceeds of any award or compensation so received shall at the option of Mortgagee, either be applied toward the payment of the Indebtedness notwithstanding the fact that the Indebtedness may not then be due and payable, and/or to the restoration of the Improvements (in the case of a partial condemnation that affects the Improvements in such a way that restoration is required to such Improvements).  Other than as such rights as such awards or compensation may be subject to the Intercreditor Agreement, in the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, same shall be applied by Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner.  Other than as such rights as such awards or compensation may be subject to the Intercreditor Agreement, subject to the Permitted Encumbrances, Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by Mortgagor of interest at the applicable rate provided for in the Note.  In the event of a conflict between this Section 1.13 and Section 4.10 of the Bond Agreement, this Section 1.13 shall control.

SECTION 1.14              (A) The Mortgagor will not (i) execute an assignment of any leases affecting the Premises or any part thereon, or the Rents, or any part thereof, from the Premises, except in favor of Mortgagee, and except as included among the Permitted Encumbrances, or (ii) except where the lessee under any Lease is in default thereunder, terminate or consent to the cancellation or surrender of any such Lease, now existing or hereafter entered into, having an unexpired term of one (1) year or more, except that any Lease may be cancelled provided that promptly after the cancellation or surrender thereof a new Lease is entered into with a new lessee having a credit standing, in the reasonable judgment of the Mortgagee, at least equivalent to that of the lessee whose lease was cancelled, on substantially the same or better terms as the terminated or cancelled Lease, or (iii) modify any such Lease so as to shorten the unexpired term thereof or so as to decrease the amount of the Rents payable thereunder, or (iv) accept prepayments of any installments of Rents to become due under such Leases, except prepayments in the nature of security for the performance of the lessees thereunder, or (v) with respect to any Lease, in any other manner materially impair the value of the Mortgaged Property or the security of this Mortgage in the reasonable judgment of the Mortgagee.

(B)                                           Other than the Leases, Mortgagor will not execute any lease of all or a substantial portion of the Premises, and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in the Ground Lease of the Premises, or any part thereof, now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each Lease of all obligations, covenants and agreements by such lessee to be performed thereunder.  If any of such Leases provide for the giving by the lessee of an estoppel certificate with respect to the status of any such Leases, Mortgagor shall exercise its right to request such certificates within ten (10) days of any demand therefor by Mortgagee.

(C)                                           Mortgagor shall furnish to Mortgagee, within twenty (20) days after the end of each fiscal year, a written statement containing the names of all lessees of the Improvements and Premises or any part thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder.

SECTION 1.15              Unless otherwise prohibited by applicable law, the Ground Lease, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such Ground Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said Ground Lease, or (ii) any material amendment or modification of the Ground Lease made without the consent of Mortgagee or such successor in interest.  Each such Ground Lease shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16              Mortgagor will prosecute, or cause to be prosecuted, construction of the Improvements with due diligence, and will permit no “Event of Default” as provided in this Mortgage.

SECTION 1.17              In the event any payment provided for herein or in the Note shall become overdue for a period in excess of fifteen (15) days, a late charge of six cents ($.06) for each dollar ($1.00) so overdue shall become immediately due to Mortgagee for the purpose of defraying the expenses incidental to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and secured by the lien of this Mortgage.  Late charges shall be payable with the next installment of principal and/or interest due under the Note.

SECTION 1.18              Mortgagor will receive the Advance secured by this Mortgage, and will hold the right to receive such Advance, as a trust fund to be applied ultimately first for construction of the Improvements.

SECTION 1.19              Mortgagor agrees that it shall indemnify and hold Mortgagee and its successors and assigns harmless against any loss or liability, cost or expense, including without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any contractor, subcontractor, materialman or other claimant alleging priority over the lien of this Mortgage by virtue of any work performed at the Premises or materials provided to Mortgagor or any other party in connection with the Premises.

SECTION 1.20              Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation in connection with the Premises, the Note and other Loan Documents and/or the business and affairs of Mortgagor.

SECTION 1.21              Mortgagor expressly covenants and agrees to pay in full the reasonable fees and expenses of Mortgagee’s counsel, promptly upon the receipt of a statement therefor, which are incurred prior to and after the date hereof and which fees and expenses arise in connection with any matter incidental to the Loan that is evidenced by the Note and secured by this Mortgage and those fees and expenses that are incurred after the date hereof which fees and expenses arise in connection with the enforcement of any document executed in connection with the Loan.

SECTION 1.22              (A)                               Mortgagor represents and warrants that, except as set forth in the environmental reports listed in Schedule C, to the best of Mortgagor’s knowledge, after due inquiry and investigation, the Premises are not now and have never been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, except in accordance with applicable laws, Hazardous Materials (as hereinafter defined), and that to the best of Mortgagor’s knowledge, no Hazardous Materials have ever been installed, placed, or in any manner dealt with on the Premises, and that no owner of the Premises or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has received any notice or advice from any governmental agency or any tenant, subtenant or occupant with regard to Hazardous Materials on, from or affecting the Premises.  Mortgagor covenants that it shall, cause the Premises to be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, and Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any tenant or subtenant or occupant, the installation of Hazardous Materials at the Premises or onto any other property or affecting any “natural resources” (as such term is defined in CERCLA (as hereafter defined)) or suffer the presence of Hazardous Materials on the Premises.  Mortgagor shall cause the Leasehold Owner to comply with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials, including, without limitation, the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq., as amended, and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., as amended (collectively, “Environmental Laws”), and shall cause the Leasehold Owner to keep the Premises and the other Mortgaged Property free and clear of any liens or assessments imposed pursuant to such Environmental Laws.  Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Mortgaged Property or any part thereof in accordance with all applicable Environmental Laws and to the satisfaction of the New

Jersey Department of Environmental Protection, as may be required by Environmental Laws.  For these purposes, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local Environmental Law including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended, including, without limitation, the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et seq., and those “hazardous substances” defined and set forth in N.J.S.A. 58:10-23.11b(k), as amended, and in the regulations adopted and publications promulgated pursuant thereto.  Mortgagor and tenants of Mortgagor may store and use customary quantities of cleaning materials for use in operating the Mortgaged Property to the extent that such cleaning materials are stored and utilized in accordance with applicable Environmental Laws.  These obligations and liabilities of Mortgagor shall survive any foreclosure involving the Mortgaged Property or the delivery of a deed in lieu of foreclosure.

(B)                                           Mortgagor shall, to the extent it has notice or knowledge, give prompt written notice to Mortgagee of: (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials on the Mortgaged Property or the migration thereof from or to other property; (ii) all claims made or threatened by any party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Materials; (iii) the storage, production, release, discharge or disposal of any Hazardous Materials at the Premises other than in accordance with all applicable Environmental Laws; and/or (iv) Mortgagor’s discovery of any occurrence or condition that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use under any Environmental Law.

(C)                                           Mortgagor shall promptly provide to Mortgagee copies of all written notices or other communications received by Mortgagor from any governmental agency, tenant, subtenant or occupant with respect to Hazardous Materials at, in, on, under or otherwise affecting the Mortgaged Property or any part thereof, including without limitation, any notices or other communication relating to any actual or threatened inquiry, investigation, claim, proceeding or action concerning Hazardous Materials or other environmental conditions affecting the Premises.

(D)                                           Mortgagor shall keep Mortgagee apprised of the status of any governmental inquiry or investigation relating to environmental matters at the Premises, any enforcement, clean-up, removal, remediation or other governmental proceedings or actions threatened, instituted or completed or pursuant to any Environmental Laws with respect to the Mortgaged Property or any part thereof, as well as any other claims, actions or proceedings with respect to the Premises relating to environmental matters.  Mortgagor shall not enter into any settlement, agreement, consent decree, deed notice or other arrangement or compromise with respect to any governmental inquiry, investigation, proceeding or action, or other claim, action or proceeding relating to Hazardous Materials and/or the clean-up or remediation of the Premises without Mortgagee’s prior written consent unless Mortgagee is pursuing presumptive remedies pursuant to Environmental Law and which consent shall not be unreasonably withheld.  Mortgagee may, but shall not be required to, participate in any inquiry, investigation, or proceeding or action with respect to the Premises in connection with any Environmental Law or Hazardous Materials, and Mortgagor shall pay all reasonable attorneys’ fees and disbursements incurred by Mortgagee in connection therewith.

(E)                                            Mortgagor shall maintain an environmental insurance policy for the Mortgage Property with terms no less favorable than those set forth in the Environmental Insurance Policy provided by XL Insurance, Policy Numbers PEC0028666 and PEC0028667 dated June 5, 2009-June 5, 2014 and June 5, 2009 — June 5, 2019, respectively (collectively, the “Environmental Insurance Policy”) and shall name Mortgagor, as may be applicable, and Mortgagee as an additional insured.

SECTION 1.23              Mortgagor has not and shall not:

(A)                                           engage in any business activity other than the ownership, operation and maintenance of the Premises, and those business activities in which Mortgagor is currently engaged, and activities in which Mortgagor is currently engaged and activities incidental thereto;

(B)                                           acquire or own any material assets other than (i) the Premises, and (ii) such incidental Chattels and Intangibles as may be necessary for the operation of the Premises, and those business activities in which Mortgagor is currently engaged;

(C)                                           merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(D)                                           fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Mortgagee, amend, modify, terminate or fail to comply with the provisions of Mortgagor’s Operating Agreement,  Articles or Certificate of Incorporation or Formation and By-Laws, or certificate of partnership or limited partnership, partnership or trust agreement or any other similar or analogous organizational documents of Mortgagor, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Mortgagor to perform its obligations hereunder or under the Note and/or other Loan Documents.

(E)                                            own any subsidiary or make any investment in, any person or entity without the consent of Mortgagee;

(F)                                             commingle its assets with the assets of any of its members, stockholders, directors, officers, partners, trustees, affiliates, principals or of any other person or entity;

(G)                                           incur any debt, secured or unsecured, direct or contingent, including guaranteeing any obligation, other than the Permitted Encumbrances set forth in Schedule B and Mortgagor’s obligations under the Note and other Loan Documents in respect of the Indebtedness, except in the ordinary course of its business, provided that such debt is paid when due and is not a debt for borrowed money or evidenced by a promissory note;

(H)                                          except for Permitted Encumbrances;

(I)                                               fail to maintain its records, books of account and bank accounts separate and apart from those of the members, stockholders, directors, officers, partners, trustees, principals and affiliates of Mortgagor, the affiliates of any member, stockholder, director, officer or partner of Mortgagor, and any other person or entity;

(J)                                               enter into any contract or agreement with any member, stockholder, director, officer, general partner, trustee, principal or affiliate of Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, shareholder, director, officer, partner, trustee, principal or affiliate of Mortgagor;

(K)                                          seek the dissolution or winding up in whole, or in part, of Mortgagor;

(L)                                            maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any member, stockholder, director, officer, partner, trustee, principal or affiliate of Mortgagor, or of any member, stockholder, director, officer, partner, trustee, principal or affiliate thereof or of any other person or entity;

(M)                                        hold itself out to be responsible for the debts of another person or entity;

(N)                                           make any loans or advances to any third party, including any member, stockholder, director, officer, partner, trustee, principal or affiliate of Mortgagor, or to any member, stockholder, director, officer, partner, trustee, principal or affiliate thereof or of any other person or entity;

(O)                                           fail to file its own tax returns;

(P)                                             fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Mortgagor is responsible for the debts of any third party (including any member, stockholder, director, officer, partner, trustee, principal or affiliate thereof); or

(Q)                                           file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

SECTION 1.24              Mortgagor agrees as follows:

(A)                                           Mortgagor agrees that the Premises shall at all times comply, to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, as amended from time to time, the Fair Housing Amendments Act of 1988, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, “Access Laws”).

(B)                                           Notwithstanding any provisions set forth herein or in any other documents regarding Mortgagee’s approval or alterations of the Premises, Mortgagor shall not alter the Premises in any manner that would increase Mortgagor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee or without providing a certificate of Access Laws compliance from an architect, engineer, or other person reasonably acceptable to Mortgagee.

(C)                                           Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws and of commencement of any proceedings or investigations related to compliance with applicable Access Laws.

SECTION 1.25              (A) Except in connection with the Releases and the Leases as and when expressly permitted to occur in accordance with the terms and conditions of this Mortgage, Mortgagor shall not sell, convey, dispose of, alienate, hypothecate, lease (except to space tenants in accordance with the provisions of Section 1.14 hereof), assign, pledge, mortgage, encumber or otherwise transfer (each a “Transfer” and, collectively, “Transfers”) the Premises, or any part thereof or interest therein, in any manner or way, whether voluntarily or involuntarily, and any such Transfer if made without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld shall constitute an Event of Default hereunder giving Mortgagee the right, at its sole option, to declare any or all of the Indebtedness secured hereby immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article II hereof.  For the purposes of this Section 1.25, each of the following events shall be deemed to be a Transfer by Mortgagor: (i) if Mortgagor shall enter into any installment sales agreement pursuant to which Mortgagor agrees to sell the Premises, or any part thereof or any interest therein; (ii) if Mortgagor shall lease or sublease all or a substantial part of the Premises to any person or entity for other than actual occupancy by such person or entity; (iii) if Mortgagor, or any of its direct or indirect members, shareholders, general or limited partners, or other beneficial or equity owners (and including, without limitation, the beneficiary of any trust that may hold a direct or indirect ownership interest in Mortgagor) (all such direct or indirect members, shareholders, general or limited partners or other beneficial or equity owners, individually, a “Mortgagor Equity Owner” and, collectively, “Mortgagor Equity Owners”), shall be an entity, the Transfer, either voluntarily or involuntarily, of any of the ownership interest of Mortgagor; (iv) any other Transfer of any direct or indirect ownership interest in Mortgagor; (v) the occurrence of any transaction pursuant to which any person or entity is granted an option to purchase all or any part of the Premises, or any direct, indirect or beneficial ownership interest in Mortgagor, or (vi) any transaction, agreement or arrangement occurs or is entered into pursuant to which any person or entity is given any right to control, direct or veto any material actions or decisions by Mortgagor, directly or indirectly, whether through an equity ownership interest, contract right or otherwise.  Notwithstanding the foregoing, however, any involuntary Transfer of any direct or indirect equity interest in Mortgagor caused by the death, incompetency or dissolution of (x) any shareholder, member, or general or limited partner, (y) the beneficiary of a trust having an equity interest in Mortgagor, or (z) any other equity owner of Mortgagor, shall not be a default under this Mortgage or result in an Event of Default hereunder so long as Mortgagor shall be reconstituted, if required for the continued valid existence of Mortgagor following any such death, incompetency or dissolution, and so long as those persons responsible for the management of the Mortgagor on the date hereof remain unchanged after such death, incompetency or dissolution, or any substitute or replacement management of the Mortgagor following any such death, incompetency or dissolution shall be approved by Mortgagee, such approval will not unreasonably withheld.

(B)                                           No Transfer pursuant to this Section 1.25 will be permitted if immediately prior to such Transfer an Event of Default has occurred and is continuing.  Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 1.25.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous Transfer.  All costs and expenses reasonably incurred by Mortgagee or Mortgagor in connection with any transaction described in this Section 1.25 shall be paid by Mortgagor.

(C)                                           Notwithstanding anything contained herein or in the Loan Documents, the following Transfers shall be permitted hereunder:

(1)  the direct or indirect Transfer in any Upper Tier Entity to one or more Family Members for estate planning purposes, provided that the transferor of any such interest shall at all times retain all decision-making authority with respect to or such transferred interest, including all voting and consent rights with respect thereto, and (2) the direct or indirect Transfer, in one or a series of transactions, in any Upper Tier Entity (defined below) provided, however, as a condition to each such Transfer set forth in (1) and (2) above;

(2) Bank shall receive not less than thirty (30) days prior written notice with respect to any direct Transfer by any Upper Tier Entity of their direct interests in RBH-TRB Newark Holdings LLC, including, without limitation, the name of the proposed transferee and the date the Transfer is expected to be effective, and Bank shall be informed of any indirect Transfer of any interests in the direct or indirect constituent members of any Upper Tier Entity which said Upper Tier Entity receives, or has the right to consent to, pursuant to its organizational documents, by such Upper Tier Entity delivering notice thereof to Bank,

(3) the transferee must be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury and must not be listed on any restricted list published by the Federal Government of the United States of America,

(4) at all times Nicolas Berggruen shall continue to own (legally and beneficially), directly or indirectly, no less than a forty percent (40%) interest in RBH Partners LLC, and

(5) at all times Ron Beit-Halachmy shall (a) continue to control, directly or indirectly, Mortgagor, and (b) continue to own (legally and beneficially), directly or indirectly, no more than a twenty-five percent (25%) interest in Mortgagor.

SECTION 1.26              With respect to parking, Mortgagor represents and covenants that any parking requirement for the Improvements to the Mortgaged Property required pursuant to law, including but not limited to zoning regulation, and required under any contractual commitment made with respect to the use and operation of the Mortgaged Property including, but not limited to, leases and subleases for the Mortgaged Property, may be fully satisfied out of the parking spaces to be established in the Block 95 Parcels, which Mortgagor represents are or will number 102 parking spaces.  Mortgagor covenants that it will not itself, nor will it cause or permit the Ground Lessee, or any other affiliate of Mortgagor, to enter into contractual arrangements for the use of parking spaces in the Block 95 Parcels which would be in breach of this covenant, and represents that it has not done so. Borrower covenants that it will cause its affiliates to fulfill any obligation affecting any portion of Block 95 that could cause or entitle the City of Newark to exercise a right of reverter or repurchase of the Block 95 Parcels. Borrower represents that the only right of reverter or repurchase which exists with respect to the Block 95 Parcels is contained in the Redevelopment Agreement by and between the City of Newark and WKA Development dated as of August 10, 2011 including the documents referenced therein (the “Redevelopment Agreement”) and that Borrower has fully disclosed the terms and conditions for the exercise of such right to Lender.

SECTION 1.27              In the event that Mortgagee determines in its sole and absolute discretion that in order to satisfy zoning or other requirements with respect to the Mortgaged Property its owner and occupants must have the legal right and access to park in all parking lots which are part of the Teachers Village Project including the Block 95 Parcels and the lots located on Block 94 Lots 212, 23, and 27 and 93 Lot 24 (collectively, the “Other Parking Lots”), Mortgagor covenants and agrees to provide an easement in favor of the Mortgaged Property and the owners, invitees, tenants, permitted occupants, and mortgagees thereof granting rights to parking in the Other Parking Lots which easement shall be in form and substance satisfactory to Mortgagee.

SECTION 1.28              Upon the request of the Purchaser, Mortgagor shall execute and enter into a Lockbox Agreement by and between Mortgagor and the Purchaser (the “Lockbox Agreement”) in form acceptable to Purchaser into which Mortgagor shall cause and direct that all rents and other income from the Property be deposited into a segregated account in an institution acceptable to the Purchaser (the “Lockbox Account”).  The Lockbox Agreement shall provide, inter alia, that the Lockbox Account is to be held by the Purchaser for the benefit of Mortgagor, and Mortgagor shall grant to the Purchaser a perfected first priority security interest in the Lockbox Account and all deposits at any time contained therein.

SECTION 1.29              If at any time Mortgagee shall deem it necessary to obtain a current appraisal of the Premises, Mortgagee may, at Mortgagor’s sole cost and expense, engage the services of an appraiser to provide a current appraisal of the Premises and Mortgagor shall timely pay to such appraiser all fees and expenses charged for such appraisal or if Mortgagee shall have paid for such appraisal, Mortgagor shall reimburse Mortgagee for same within ten (10) days of demand.

SECTION 1.30              Mortgagor represents, warrants and covenants as follows:

(A)                                           Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates is in violation of any legal requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001, (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(B)                                           Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates is a “Prohibited Person” which is defined as follows:

(i)                                     a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)                                  a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)                               a person or entity with whom Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;

(iv)                              a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)                                 a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; and

(vi)                              a person or entity who is affiliated with a person or entity listed above.

(C)                                           Neither Mortgagor, nor Mortgagor’s principals, constituents, investors or affiliates will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

SECTION 1.31              The parties hereto agree that all sums that may or shall become due and payable by the Mortgagor to the Mortgagee in accordance with any swap agreement, whether or not such swap agreement is directly between the Mortgagor and the Mortgagee or between the Mortgagor and Mortgagee’s affiliates, assignors or assignees, and shall be evidenced by the Note, shall be secured by this Mortgage and shall constitute part of the Indebtedness.  The lien of this Mortgage insofar as it secured payment of sums that may or shall become due and payable by the Mortgagor to the Mortgagee in accordance with the swap agreement is and shall continue to be equal in priority to the lien of this Mortgage insofar as it secures payment of the balance of the Indebtedness.  The parties hereto agree that, if the Note shall be declared to be immediately due and payable as the result of an occurrence of an Event of Default or if the Note is not paid in full at maturity, then all sums that become available to the Mortgagee as a result of the foreclosure of this Mortgage shall not be applied to sums due under the swap agreement until such time as the balance of the Indebtedness has been paid in full.

SECTION 1.32              Mortgagor represents and covenants that the Premises will, when built, fully comply with any and all applicable laws and regulations, including but not limited to any and all applicable zoning approvals, and/or zoning laws or regulations, notwithstanding that some or all of the other projects in the Teacher’s Village Project, including but not limited to the Residential Phase, may not be completed or fully comply with any and all applicable laws and regulations.

(End of Article I)

ARTICLE II

Events of Default and Remedies

SECTION 2.01              Each of the following shall constitute an Event of Default:

(A)                                           if (i) Mortgagor shall default in making any payment of any principal or interest due under any Indebtedness when and as the same shall become due and payable, or (ii) Mortgagor shall default in timely making any payment of any tax required by Section 1.08 hereof to be paid; or

(B)                                           if Mortgagor shall default in the due observance or performance of any covenant, term or agreement on the part of Mortgagor contained in Section 1.01, 1.03, 1.07 or 1.09 hereof and such default shall have continued for a period of fifteen (15) days after written notice has been given to Mortgagor by Mortgagee specifying such default (the provisions of Section 11.01(b) of the Bond Agreement granting additional time to cure shall not apply to the forgoing defaults); or

(C)                                           if any representation or warranty of Mortgagor made in Section 1.01 shall now or hereafter be false; or

(D)                                           if Mortgagor shall default in the due observance or performance of any other covenant or condition on the part of Mortgagor in the Note, or in this Mortgage, and Mortgagor shall fail to remedy such default within a commercially reasonable time, not to exceed fifteen (15) days, after notice by Mortgagee to Mortgagor of such default; provided, however, that if any such default cannot be cured within such fifteen (15) day period, Mortgagor shall be afforded up to an additional forty-five (45) days to cure such default so long as such time to cure does not require an extension of the Maturity Date of the Note and provided Mortgagor shall have commenced such cure within such initial fifteen (15) day period and shall thereafter diligently continue to cure such default; or

(E)                                            if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within forty-five (45) days after such appointment; or

(F)                                             if Mortgagor shall: (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Mortgagor or of any substantial part of its property, (iii) make any general assignment for the benefit of creditors, (iv) fail generally to pay its debts as such debts become due, or (v) take any action in furtherance of any of the foregoing; or

(G)                                           if any of the creditors of Mortgagor shall commence against Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within sixty (60) days after the date on which such case was commenced, or

(H)                                          if final judgment for the payment of money in excess of $100,000 shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within forty-five (45) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(I)                                               any of the events enumerated in clauses (e) through (h) of this Section 2.01 shall happen to any Guarantor or any of their property, provided that with respect to the events enumerated in clauses (e) through (h) of this Section 2.01 happening to Guarantor’s property, such an event shall constitute an Event of Default only if, individually or in the aggregate, it (they) has a material adverse affect on the financial condition of such Guarantor; or

(J)                                               if any Transfer prohibited by Section 1.25 hereof shall occur; or

(K)                                          if a default by Mortgagor shall occur under any mortgage or deed of trust that is prior or subordinate to the lien of this Mortgage, or the mortgagee under any prior or subordinate mortgage or the trustee under any prior or subordinate deed of trust commences a foreclosure action in connection with said mortgage or deed of trust; or

(L)                                            if any Guarantor defaults under or attempts to withdraw, cancel or disclaim liability under any guaranty issued to Mortgagee; or

(M)                                        if Mortgagor terminates, revokes or attempts to terminate, or revoke and guaranty of indebtedness, or defaults under any other agreement with Mortgagee or any affiliate of Mortgagee; or

(N)                                           if any person or entity having or claiming an interest in Mortgagor or the Mortgaged Property, or any part thereof, commences an action or proceeding against Mortgagor, the Mortgaged Property, or any part thereof; or

(O)                                           the existence or occurrence at any time of one or more conditions or events, which, in the sole opinion of Mortgagee, has resulted, or is reasonably likely to result in a material adverse change in the assets or financial condition of Mortgagor; or

(P)                                             if any default or Event of Default (however defined) shall have occurred under the Bond Agreement.

Upon the occurrence of an Event of Default:

I.                                        Acceleration of the Indebtedness.  During the continuance of any such Event of Default, Mortgagee, by written notice given to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Indebtedness, to be due and payable immediately, notwithstanding anything to the contrary herein or in the Note or the other Loan Documents;

II.                                   Possession of the Mortgaged Property.  During the continuance of any such Event of Default, with or without the appointment of a receiver, or an application therefor, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgagor, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may procure title reports, title insurance, surveys, appraisals and such other reports as Mortgagee, in its sole discretion, shall deem necessary, and make all necessary or proper repairs, renewals and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Premises and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Premises it is entitled to and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the Rents payable under all Leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all Rents due and to become due under its Lease, and Mortgagor, for the benefit of Mortgagee and each such lessee hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee’s statement of default and shall unequivocally be authorized to pay said Rents to Mortgagee without regard to the truth of Mortgagee’s statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of Rent by the lessee to Mortgagee pursuant to such a demand shall constitute performance in full of the lessee’s obligation under the Lease for the payment of Rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly and reasonably engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first to the payment of accrued interest under the Note, second, to the payment of the principal of the Note, when and as the same shall become payable, and finally to the payment of any other

Indebtedness and sums required to be paid by Mortgagor under this Mortgage or the other Loan Documents.

III.                              Foreclosure, Etc.  Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(i)                                     sell (and in the case of any default by any purchaser, resell) the Mortgaged Property, or any part thereof, to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be determined by Mortgagee or as required or permitted by law; or

(ii)                                  institute proceedings for the complete or partial foreclosure of this Mortgage; or

(iii)                               take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, this Mortgage or the other Loan Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

IV.                               Power of Sale.  Mortgagor hereby unconditionally and irrevocably gives, grants, sets over and confirms unto the Mortgagee the Power of Sale, to the fullest extent such remedy is then available from and after the date hereof under the laws of the State of New Jersey, which Power of Sale may be unconditionally exercised at any time or times after an Event of Default and in connection therewith, Mortgagor hereby (a) consents to any one or more adjournments of the sale date which Mortgagee may grant, consent to and/or schedule, whether or not Mortgagor is notified of such adjournment and (b) waives any and all objections Mortgagor may have to the date of sale, the place of sale, the terms of sale and any other matter selected by Mortgagee.  The sale by Mortgagee of less than the whole of the Mortgaged Property shall not exhaust the right to sell any remainder of the Mortgaged Property, and Mortgagee is specifically empowered to make a successive sale or sales until the whole of the Mortgaged Property shall be sold.  If the proceeds of the sale of less than the whole of the Mortgaged Property is less than the aggregate of the obligations secured hereby and payable under subsection (d) of Section 2.02, then this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made.

V.                                    Assent to Decree.  Mortgagor hereby assents to the passage of a decree for the sale of the Mortgaged Property, or any part thereof, by any court having jurisdiction, without notice to Mortgagor (except as expressly required by applicable law).

VI.                               Appointment of Receiver.  After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of a receiver or receivers in respect of the Premises and/or other Mortgaged Property, and Mortgagor hereby consents to the appointment of such receiver or receivers.

VII.                          Rights of a Secured Party.  Mortgagee shall also have such other rights and/or remedies provided to a mortgagee and/or a secured party by the Code.

SECTION 2.02              Mortgagee shall have the following rights and obligations as set forth in this Section 2.02:

(A)                               Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(B)                                           Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation, of the State of New Jersey.  As long as the Loan secured by this Mortgage remains unpaid, Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation of the State of New Jersey, as the same may be amended from time to time, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for that purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale or Power and Sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(C)                                           In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure or a Power of Sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant to this Mortgage, immediately thereupon, shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(D)                                           The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First:  To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:  To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest, other indebtedness, and any other sums required to be paid thereunder with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid.

Third:  To the payment of the whole amount then due, owing or unpaid upon any other note made by Mortgagor held by Mortgagee for principal and interest, with interest on the unpaid principal at the default rate set forth in such other note, if applicable, from and after the happening of any Event of Default described in Section 2.01 from the due date of any such payment of principal until the same is paid.

Fourth:  To the payment of any other Indebtedness and any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note or the other Loan Documents.

Fifth:  To the payment of the surplus, if any, to Mortgagor.

(E)                                            Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings, a judgment or decree of foreclosure and sale, or a Power of Sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness of Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03              (A)                               In case an Event of Default described in Section 2.01 shall have occurred and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents, and counsel and any reasonable expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(B)                                           Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate.  In case of the commencement of any case against Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

(C)                                           No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(D)                                           Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

SECTION 2.04              After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note, and/or all other Indebtedness and/or other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, Mortgagor will (a) consent to the service of process as provided in Section 3.11 hereof and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof.

SECTION 2.05              Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06              No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

SECTION 2.07              Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof.

(End of Article II)

ARTICLE III

MISCELLANEOUS

SECTION 3.01              In the event any one or more of the provisions contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02              All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes three (3) days after being sent by registered or certified mail, return receipt requested, or one (1) day after being sent by nationally recognized overnight courier: in the case of the Authority, to its address above; in the case of the Purchaser to TD Bank, N.A. 317 Madison Avenue, New York, New York 10017, Attention:  Matthew Schatz, Vice President, and (iii) in the case of Mortgagor at its address above stated, Attention:  Executive Director, or at such other address of which any party shall have notified any other party giving such notice in writing as aforesaid.

SECTION 3.03              All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of the laws of N.J.S.A. 46:9-1, et seq., or any other applicable law including, without limitation, the right to release all or any part of the Mortgaged Property, take or release any other security or change any other terms or conditions of this Mortgage or the Note.

SECTION 3.04              All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns.  For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the mortgagor named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns.  If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

SECTION 3.05              The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State of New Jersey (without giving effect to New Jersey’s principles of conflicts of law).  Nothing in this Mortgage, the Note or in any other Loan Documents between Mortgagor and Mortgagee shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any other Loan Documents, which are or could be held to be in the nature of interest and which would subject Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding principal balance of the Indebtedness.

SECTION 3.06              This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

SECTION 3.07              Mortgagor acknowledges that it has received a true copy of this Mortgage.

SECTION 3.08              Time is of the essence as to each of Mortgagor’s obligations under this Mortgage.

SECTION 3.09              The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.10              The Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, by Mortgagor in, to and under the Mortgaged Property.  By executing and delivering this Mortgage, Mortgagor has granted, in the same manner and with the same effect described in the Granting Clause hereof, to Mortgagee, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code.  If any Event of Default shall occur, Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage.  Mortgagor agrees that any notice of sale or other action intended by Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to Mortgagor not less than ten (10) days prior to any such sale or intended action.  The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in clauses First through Fourth of Section 2.02 (d) of this Mortgage.

SECTION 3.11              Mortgagor hereby irrevocably submits to the nonexclusive jurisdiction of any New Jersey state or Federal court sitting in the City of Newark, County of Essex, over any suit, action or proceeding arising out of or relating to this Mortgage and any other Loan Documents, and Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New Jersey state or Federal court sitting in the City of Newark, County of Essex, may be made by certified or registered mail, return receipt requested, directed to Mortgagor at the following address and service so made shall be complete five (5) days after the same shall have been so mailed: RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, L.L.C , c/o RBH Group, 89 Market Street, 8th Floor, Newark, New Jersey 07102

SECTION 3.12              By inspecting the Premises or other Mortgaged Property, or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents,

Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

SECTION 3.13              Mortgagor and Mortgagee shall upon a mutual agreement to do so execute such documents as may be necessary in order to effectuate the modification of this Mortgage, including the execution of substitute mortgages, so as to create two or more coordinate liens on the Mortgaged Property or a portion thereof in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the Mortgage Amount.  Mortgagor shall pay all costs in connection with said modification, including, but not limited to, title examination costs, title insurance premiums, charges, and any mortgage recording taxes.  Nothing contained herein shall require Mortgagee to execute said documents if the property encumbered by said coordinate mortgages shall be less than the property mortgaged hereby.

SECTION 3.14           MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE MORTGAGE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

SECTION 3.15           MORTGAGOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF MORTGAGEE ON THIS MORTGAGE, ANY AND EVERY RIGHT MORTGAGOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MORTGAGOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST MORTGAGEE WITH RESPECT TO ANY ASSERTED CLAIM.

SECTION 3.16              Mortgagee, in its sole discretion, shall have the right to announce and publicize relevant information with respect to the financing secured by this Mortgage, as it deems appropriate or desirable, by means and media selected by the Mortgagee, including, but not limited to, newspapers, magazines, trade publications and the like.  Such publicity may, at Mortgagee’s discretion, include all pertinent information relating to the Note, the Mortgage and the Premises including, without limitation, the term, purpose, interest rate, Mortgage Amount, name of Mortgagor and Mortgagee, location of the Premises and the nature of any Improvements.  The form and content of the published information shall be in the sole discretion of Mortgagee. All expenses related to such publicity shall be the sole responsibility of Mortgagee.

SECTION 3.17              Mortgagor hereby indemnifies Mortgagee and holds Mortgagee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Loan, the Mortgaged Property or the Loan Documents, including, without limitation, any Claim arising out of or resulting from any assertion or allegation that Mortgagee is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, operation or sale of the Mortgaged Property, or any part thereof; provided, however, that Mortgagor shall not be obligated to indemnify Mortgagee with respect to any Claim arising solely from the gross negligence or willful misconduct of Mortgagee or any of its respective agents or representatives.  The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Mortgagee to enforce the rights and remedies of Mortgagee hereunder or under the other Loan Documents.

SECTION 3.18              This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same mortgage.

(End of Article III)

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01              Closing under this Mortgage is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Mortgagee and Mortgagee’s counsel):

(a)                                 this Mortgage, the Note, and each of the Loan Documents all properly executed including, but not limited to, the Cash Management Agreement and the Intercreditor Agreement;

(b)                                 financing statements and each of the other documents to be executed and/or delivered by Mortgagor or any other Person pursuant to this Mortgage;

(c)                                  certified copies of (i) resolutions of Mortgagor’s board of directors or managing members (as applicable) authorizing the execution, delivery and performance of this Agreement, the Note to be issued hereunder, as applicable and each of the other Loan Documents required to be delivered by any section hereof and (ii) Mortgagor’s articles or certificate of incorporation and by-laws or certificate of formation and operating agreement, as applicable;

(d)                                 an incumbency certificate for Mortgagor identifying all individuals authorized to execute the Loan Documents, with specimen signatures;

(e)                                  a written opinion of Mortgagor’s independent counsel addressed to Mortgagee and opinions of such other counsel as Mortgagee deems reasonably necessary;

(f)                                    such financial statements, reports, certifications and other operational information as Mortgagee may reasonably require, satisfactory in all respects to Mortgagee;

(g)                                 payment by Mortgagor of all fees including, without limitation, expenses associated with the Loan Documents;  and

(h)                                 such other documents and due diligence reasonably required by Mortgagee in connection with the Loan, the Bond Agreement or any other document by and between the Mortgagee and the Mortgagor.

(End of Article IV)

ARTICLE V

RELEASES

SECTION 5.01                    Block 95 Release.

(A)                                          The Block 95 Parcels consist of Tax Lots 1, 2, 3, 4, 8, 10, 16, 31 all as shown on the current official tax maps of the City of Newark, County of Essex, New Jersey. The Block 95 Parcels are currently and will remain in use as a parking lot with 102 parking spaces for the benefit of the Mortgaged Property.

(B)                                            Mortgagor represents to Mortgagee that lots 10 and 16 in Block 95 (as the same may be consolidated into a new tax lot, collectively, the “Block 95 Release Parcels”) are intended by Mortgagor to be used in connection for the development of Building 7 as part of the residential phase (“Residential Phase”) of the “Teachers Village Project”. Mortgagee agrees, that provided that all Block 95 Release Parcels Conditions (defined below) have been met by Mortgagor to Mortgagee’s satisfaction, at the time that the Block 95 Release Parcels are to be conveyed to an affiliate of Mortgagor and the intended owner and developer of the Building 7, Mortgagee shall release the Block 95 Release Parcels from the lien of the Mortgage. Mortgagor acknowledges that tax lots 1, 2, 3, 8, and 31 in Block 95 (“Block 95 Retained Parcels”), together with the balance of the Mortgaged Property, shall continue to be subject to the lien of the Mortgage and all requirements of the Loan Documents.

(C)                                            The Block 95 Release Parcels Conditions are as follows:

(i)                                     No Event of Default has occurred, and no default which, with the giving of notice and the expiration of any applicable cure period could ripen into an event of default has occurred.

(ii)                                  The release is to occur only in connection with the conveyance of the Block 95 Release Parcels in conjunction with the closing of the acquisition and construction financing for Building 7.

(iii)                               A consolidation and subdivision of Block 95 has been completed and signed by the City of Newark and all relevant parties (and has been perfected by recording) such that the Block 95 Retained Parcels comprise one tax lot and the Block 95 Release Parcels are in a tax lot or lots which are separate and distinct from the Block 95 Retained Parcel tax lot Such consolidation and subdivision shall be otherwise consistent with the terms of the “Final Subdivision Plat Teachers Village at Four Corners, Portion of Blocks 57, 58, 93, 94 & 95,” prepared by Omland Engineering, Inc. dated January 19, 2011, and approved by the Central Planning Board of the City of Newark by Memorializing Resolution signed March 21, 2011, (the “Subdivision Plat”).

(iv)                              All conveyance and release documents have been reviewed and approved by Mortgagee in advance of any conveyance, and all of Mortgagee’s costs and expenses, including but not limited to attorneys fees, in connection with any actions taken by Mortgagee in connection with the Block 95 Release Parcels, shall have been fully paid for by Mortgagor.

(v)                                 Mortgagee shall have received a title endorsement confirming to its satisfaction that, after release of the Block 95 Release Parcels, the lien of the Mortgage will continue to encumber the Retained Block 95 Parcel together with the balance of the Mortgage Property as a first mortgage lien subject to no other exceptions other than the Permitted Encumbrances.

(vi)                              Mortgagee shall have received a legal opinion confirming to its satisfaction that the Mortgaged Property, after the release of the Block 95 Release Parcels, will continue to conform to applicable law, including, but not limited to, all applicable zoning requirements.

(D)                                           Mortgagee recognizes and acknowledges that Mortgagor has stated its intention to possibly develop the Block 95 Retained Parcels, and agrees to release the lien of the the Mortgage from the Block 95 Retained Parcels in connection with a closing for the financing for the development of the Block 95 Retained Parcels, provided that in addition to being in compliance with all of the other conditions of Subsection C above, Mortgagor complies with the following additional release conditions (the subsection C conditions, and the conditions contained in this section, collectively, the “Block 95 Retained Parcels Release Conditions”), which are as follows:

(i)                                     provide to Mortgagee the payment of a release price agreed upon by both Mortgagor and Mortgagee for release of the lien of the Mortgage;

(ii)                                  provide evidence to Mortgagee of site plan approval for the proposed development of the Block 95 Retained Parcels;

(iii)                               provide evidence to Mortgagee of immediately available alternative parking which satisfies statutory and contractual parking requirements for the Premises; and

(iv)                              provide a legal opinion from Mortgagor’s counsel stating that the retained Premises, which remains after the release of the Block 95 Retained

Parcel will continue to satisfy all parking obligations set forth in (a) the Lease and (b) site plan approvals obtained for the Project as of the date hereof and all other applicable law and regulation,  in form and substance reasonably satisfactory to Mortgagee.

Upon satisfaction of all conditions set forth herein,  Mortgagee shall release the Block 95 Retained Parcels from the lien of the Mortgage;  and the balance of the Mortgaged Property shall continue to be subject to the lien of the Mortgage and all requirements of the Loan Documents.

SECTION 5.02                    Block 57.05 and 58 Partial Release.

(A)                                          Pursuant to the Subdivision Plat, Mortgagor has proposed to offer to dedicate portions of the Mortgaged Property located in Blocks 57.05 and 58 which are adjacent to Maiden Lane and Halsey Streets (collectively, the “Blocks 57.05-58 Release Parcels”), to the City of Newark. The conveyance to the City of Newark is expected to take place at such time as is completed.

(B)                                            Mortgagee agrees to release the Blocks 57.05-58 Release Parcels upon the satisfaction of the following conditions (collectively, the “Release Conditions for Blocks 57.05-58 Release Parcels”):

(i)                                     No Event of Default has occurred, and no default which, with the giving of notice and the expiration of any applicable cure period could ripen into an event of default has occurred.

(ii)                                  Construction of the Improvements has been completed.

(iii)                               The release is being granted in connection with the conveyance of the Blocks 57.05-58 Release Parcels to the City of Newark.

(iv)                              All conveyance and release documents have been reviewed and approved by Mortgagee in advance of any conveyance, and all of Mortgagee’s costs and expenses, including but not limited to attorneys fees, in connection with any actions taken by Mortgagee in connection with the Blocks 57.05-58 Release Parcels, are fully paid for by Mortgagor.

(v)                                 Mortgagee shall have received a title endorsement confirming to its satisfaction that, after release of the Blocks 57.05-58 Release Parcels, the lien of the Mortgage will continue to encumber the remainder of the Mortgaged Property as a first mortgage lien subject to no other exceptions other than the Permitted Encumbrances.

(vi)                              Mortgagee shall have received a legal opinion confirming to its satisfaction that the Mortgaged Property, after the release of the release of the Blocks 57.05-58 Release Parcels, will continue to conform to applicable law, including, but not limited to, all applicable zoning requirements.

(C)                                            In the event that the City of Newark elects not to acquire any or all of the parcels (such parcels or parcels, the “Rejected Parcels”) included in the Blocks 57.05-58 Release Parcels, Mortgagor covenants and agrees to obtain a resolution from the City of Newark and any other consents or approvals necessary in order to confirm that the offer of dedication is irrevocably rejected, and title to such Rejected Parcels is fully and irrevocably vested in the record owner thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE TO MORTGAGE AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

MORTGAGOR:

RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC

		By:	/s/ Ron Beit-Halachmy
Name: Ron Beit-Halachmy
Title: Authorized Signatory

STATE OF NEW JERSEY	)
) ss.:
COUNTY OF ESSEX	)

I CERTIFY that on February             , 2012, Ron Beit-Halachmy personally came before me and this person acknowledged under oath, to my satisfaction, that:

1.                                       this person is the Authorized Signatory of the limited liability company named in this Mortgage (the “Company”);

2.                                       this person signed this Mortgage on behalf of the Company;

3.                                       this person was authorized to execute this Mortgage on behalf of the Company and the person executed this instrument as the true and voluntary act of the Company duly authorized by all necessary action by the Company.

Name:
Title:	(Notary Public)
(Attorney-at-law).

SCHEDULE A

Legal Description

SCHEDULE B

Permitted Encumbrances

SCHEDULE C

Environmental Reports

1.               Remedial Action Report prepared by Viridian Inc. dated August 2009.

2.               Remedial Action Report prepared by Viridian Inc. dated November 2008.

3.               Ground Water Remedial Investigation Report prepared by JAMS Geology dated March 2008.

4.               Preliminary Assessment Investigation Report prepared by JAMS Geology dated December 2007.

5.               Preliminary Assessment Investigation Report prepared by JAMS Geology dated June 2007.

6.               Preliminary Assessment Investigation Report prepared by JAMS Geology dated July 2009.

7.               Letter from LFR Arcadis Company dated October 2, 2009.

8.               Preliminary Assessment Investigation Report prepared by JMZ Geology dated October 2007.

9.               Preliminary Assessment Investigation Report prepared by JMZ Geology dated July 2007.

10.         Preliminary Assessment Investigation Report prepared by JMZ Geology dated July 2007.

11.         Preliminary Assessment Investigation Report prepared by JMZ Geology dated April 2007.

12.         Geotechnical Report by McLaren Engineering Group.